                                                                    EXHIBIT 10.3

Metrowerks, Inc. and Subsidiaries
Lease agreement between the Company and Modular Power Facilities Limited Partnership


BASIC LEASE PROVISIONS

LEASE AGREEMENT

I.I-M 1:  Date this Lease Agreement ("lease") made and entered into:

          22 day of August, 1996  between

ITEM 2:   "Lessor" Name:      Modular Power Facilities Limited Partnership
          Address:            c/o John H. Crutchfield, General Partner
                              1705 Capital of Texas Highway South, Suite 300
                              Austin, Texas  78746
          "Lessee" Name:      Metrowerks Corporation
          Address:            2201 Donley Drive
                              Austin, Texas  78758

ITEM 3:   Building Name:      One Technology Center
          Building Address:   2201 Donley Drive
                              Austin, Texas  78758

ITEM 4:   Leased Premises:    Third Floor, Suite 310
                              Net Rentable Area:  22,614 sq. ft.

ITEM 5:   (a)  Total Net Rentable Area ("NRA") of Building (See Article 5. 1 for
               definition):

               66,767 sq ft

          (b)  Lessee's Building Expense Percentage (See Article 6):

               66,767 sq ft

ITEM 6:   (a)  Base Monthly Rental:                 $28,738.63

          (c)  First Month's rent (for Sept 15, 1996 to
               October 14, 1996) payable on execution of this Lease:

               $28,738.63

          (d)  Next Monthly Rent Due:               November 15,  1996

          (e) Building Operating Expense Stop:      1996 Base Year

ITEM 7:   Commencement Date:                        October 15, 1996
          Term:                                     12. 5 Months
          Expiration Date:                          October 31, 1997

ITEM 8:   Security Deposit:                         $28,738.63,
                                                    payable upon execution of
                                                    this lease

ITEM 9:   Broker(s):

$28,738.63, payable on execution of this lease.

ITEM 10:  Leasehold Improvements: To be made at expense of Tenant

Initials:                                    Initials:

/s/ JHC                                      /s/ DP/J
_______________                              _______________
LESSOR                                       LESSEE

                                LEASE AGREEMENT


                                  ARTICLE 1.
                                Leased Premises


     1.1 In consideration of the covenant of Lessee to pay rent as herein provided, and in consideration of the observance and performance by Lessee of other terms, provisions and covenants hereof, Lessor hereby leases, demises and lets to Lessee, and Lessee does hereby lease and take from Lessor that certain space described in Item 4 of the Basic Lease Provisions, located in the building described in Item 3 of the Basic Lease Provisions (hereinafter called the "Building"). The space hereby leased in the Building is hereinafter called the "Leased Premises", is outlined on the floor plan marked Exhibit "A" attached hereto and made a part hereof for all purposes, and is subject to all liens, covenants, easements, agreements and restrictions and other matters of record.


                                  ARTICLE 2.
                                    Term


     2.1 This Lease shall be for a term as set forth in Item 7 of the Basic Lease Provisions. This Lease shall commence on the commencement date set forth in Item 7 of the Basic Lease Provisions, and shall terminate on the expiration date set forth in Item 7 of the Basic Lease Provisions, at midnight, unless sooner terminated as provided herein. Lessor expects to have the Leased Premises substantially completed and ready for occupancy by the commencement date specified in Item 7 of the Basic Lease Provisions. In the event, however, the Leased Premises are not substantially completed and ready for occupancy by said specified date, for any reason or cause, Lessor shall not be liable or responsible for any claims, damages or liabilities in connection therewith or by reason thereof, nor shall this Lease become void or voidable, but rather the date of commencement of this Lease shall be extended to the date that the Leased Premises have been substantially completed and are ready for occupancy by Lessee. In such event, rental under this Lease shall not commence until such revised commencement date, and the expiration date hereof shall be extended so as to give effect to the full stated term. When the Leased Premises are substantially completed and ready for occupancy and are occupied by Lessee, the parties shall at the request of either, execute a declaration specifying the revised commencement date and term hereof. There shall be no delay in the commencement of the term of this Lease and/or the payment of rental under this Lease by reason of Lessee's failure to occupy the Leased Premises when the same are substantially completed and ready for occupancy or where Lessee causes a delay by failure to promptly approve plans, make material or color selections, or make other necessary decisions for the preparation of the Leased Premises for occupancy.


                                  ARTICLE 3.
                                  Base Rental


     3.1 Lessee agrees to pay Lessor without any offset or deduction whatsoever, in lawful (legal tender for public or private debts) money of the United States of America at Lessor's address as set forth in Item 2 of the Basic Lease Provisions or elsewhere as designated from time to time by Lessor's notice in writing to Lessee, the monthly sum set forth in Item 6(a) of the Basic Lease Provisions (hereinafter called "Base Rental") on the first day of each calendar month, monthly in advance without demand, for each and every calendar month of the term of this Lease. Lessee also agrees to pay monthly the sum set forth in
Item 6(b) of the Basic Lease Provisions for each reserved covered parking space. Lessee shall pay to Lessor, upon execution of this Lease, the sum set forth in
Item 6(c) of the Basic Lease Provisions, representing payment of Base Rental for the first calendar month of the Lease term. The next monthly rental due under the terms of this Lease is payable on the date set forth in Item 6(d) of the Basic Lease Provisions. If the term of this Lease commences on a day other than the first day of a calendar month, Lessee shall pay rental as provided herein for such commencement month on a pro rata basis, and the first month's rent paid by Lessee upon execution hereof shall apply and be credited to the next full month's rent due hereunder. If the term of this Lease expires on a day other than the first day of a calendar month, Lessee shall pay rental as provided herein for such expiration month on a pro rata basis. This covenant to pay rent shall be independent of any other covenant set forth in this Lease. Lessee shall be required to pay Lessor (as a late charge to compensate Lessor for the added administrative expense caused by such late payment) a sum equal to y % of any monthly rental (or other amounts) required to be paid under the terms hereof should Lessee fail to pay such rental (or other amounts) within ten (10) days of the due date thereof provided in this Lease. Lessee shall also pay to Lessor as additional rental under this Lease any excise, sales, privilege or gross receipts tax levied on rents or charges paid hereunder.


                                   ARTICLE 4
                               Security Deposit


     4.1 Lessee Shall pay to Lessor, upon execution of this Lease the sum set forth in Item 8 of the Basic Lease Provisions as a security deposit
(hereinafter called the "Security Deposit"). Such sum shall be held by Lessor as security for the faithful performance of Lessee's obligations hereunder. The Security Deposit shall not be assigned, transferred or encumbered by Lessee and any attempt to do so shall be void and shall not be binding upon Lessor.

     4.2 If Lessee defaults with respect to any provision of this Lease or if Lessor makes any payment on behalf of Lessee which Lessee is required to make under the terms of this Lease, Lessor may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any amount which Lessor may spend or become obligated to spend by reason of Lessee's acts or default, or to compensate Lessor for any loss or damage which Lessor has suffered or may suffer by reason of Lessee's acts or default. If any portion of the Security Deposit is so used, applied or retained, Lessee shall, within ten (10) days of Lessor's demand therefor, deposit cash with Lessor in an amount sufficient to restore the Security Deposit to its original amount. Lessee's failure to so restore the Security Deposit shall entitle Lessor to exercise all remedies hereunder which Lessor would have for Lessee's FAILURE TO PAY rent which extended beyond the applicable notice period.

     4.3 If this Lease is terminated prior to the expiration date specified in
Item 7 of the Basic Lease Provisions, Lessor may retain all of the Security Deposit as partial liquidated damages for such early termination.

     4.4 If Lessee shall have fully and faithfully performed all of its obligations under this Lease, the Security Deposit (or the then remaining halance thereof) shall be refunded to Lessee promptly upon the expiration of the Lease term. In the event Lessor's interest in this Lease is sold, transferred or otherwise terminated, Lessor shall transfer the Security Deposit (or the remaining balance thereof) to its successor in interest and thereupon Lessor shall be discharged from any further liability with respect thereto. The provisions of this Article 4.4 shall also apply to any suhsequent transferor.


                                   ARTICLE 5
                                  Definitions


     5.1 For purposes of this Lease, the term "Net Rentable Area" (hereinafter called "NRA") shall mean and refer to (a) in the case of a single tenancy floor, all floor area measured from the inside surface of the outer glass or finished column or exterior wall of the Building to the inside surface of the opposite exterior wall, excluding only the areas ("service areas") within the outside walls used for elevator mechanical rooms, building stairs, fire towers, elevator shafts, flues, vents, stacks, vertical pipe shafts and vertical ducts, but including any such areas which are for the specific use of the particular tenant such as special stairs or elevators, plus an allocation of the square footage of the Building's elevator and main mechanical rooms and ground and basement lobbies, and (b) in the case of a partial floor, all floor areas within the inside surface of the outer glass or finished column or exterior wall enclosing the portion of the Leased Premises on such floor and measured to the mid-point of the walls separating areas leased by or held for lease to other tenants or from areas devoted to corridors, elevator foyers, rest rooms, mechanical rooms, janitor closets, vending areas and other similar facilities for the use of all tenants on the particular floor (hereinafter sometimes called "Common Areas"), but including a proportionate part of the Common Areas located on such floor based upon the ratio which Lessee's NRA on such floor bears to the aggregate NRA on such floor plus an allocation of the square footage of the Building's elevator and main mechanical rooms and ground and basement lobbies. No deductions from NRA are made for columns or projections necessary to the Building. The NRA in the Leased Premises has been calculated on the basis of the foregoing definition and is hereby stipulated to be as set forth in Item 4 of the Basic Lease Provisions, WHETHER THE same should be more or less as a result of minor variations resulting from actual construction and completion of the LeaseLI Premises for occupancy so long as such work is in accordance with the terms and provisions hereof. The NRA in the Building has been calculated on the basis of the foregoing definition and is hereby stipulated for all purposes hereof to be as set forth in Item S(a) of the Basic Lease Provisions, whether the same should be more or less as a result of minor variations resulting from actual construction and completion of the Building.

     5.2 For purposes of this Lease, the term "Building Operating Expenses" shall mean all expenses, costs and disbursements (but not replacement of capital investment items except as provided in Article 5.2(g), depreciation, debt service, income taxes, franchise taxes or specific costs especially billed to and paid by specific tenants) of every kind and nature which Lessor shall pay or become obligated to pay because of or in connection with the ownership and operation of the land, the Building and all other improvements (hereinafter called the "Complex"), including, but not limited to, the following:

     (a) Wages and salaries of all employees engaged in operating and maintenance, or security, of the Complex and personnel who may provide traffic control relating to ingress and egress to and from the Complex's parking area to the adjacent public streets. All taxes, insurance and benefits relating to employees providing these services shall be included.

Complex.

     (b) All supplies and materials used in operation and maintenance of the

     (c) Cost of all utilities for the Complex.

     (d) Cost of all maintenance, management and service agreements for the Complex and the equipment therein, including, but not limited to, alarm service, window cleaning and elevator maintenance.

     (e) Cost of all insurance relating to the Complex, including, but not limited to, the cost of casualty and liability insurance applicable to the Complex and Lessor's personal property used in connection therewith, worker's compensation and rental insurance.

     (f) Costs of repairs and general maintenance (excluding repairs and general maintenance paid by proceeds of insurance or by Lessee or other third parties, and alterations paid for solely by tenants of the Building other than Lessee).

     (g) Amortization of the cost of installation of capital investment items which are primarily for the purpose of reducing operating costs or which may be required by any governmental authority. All such costs shall be amortized over the reasonable life of the capital investment items with the reasonable life and amortization schedule being determined in accordance with generally accepted accounting principles and in no event to extend beyond the reasonable life of the Building. In the case of installations for the purpose of reducing operating cost, Lessor shall prepare in written form a costs justification for its practicality at the time of installation and provide a copy of such written costs justification to Lessee upon request therefor.

     (h) Lessor's central accounting costs applicable to the Complex.

         (i) The total ad valorem taxes for the Complex, including all taxes and assessments and governmental charges, whether state, federal, county or municipal, and whether levied by a taxing district or authorities presently taxing the Building or the Complex or by other subsequently created, adjusted to reflect a valuation of the Complex at full appraised value, it being understood and agreed that such ad valorem taxes shall he computed on the accrual basis, notwithstanding the fact that the total Building Operating Expenses shall be computed on the cash basis.

All Building Operating Expenses shall be computed in accordance with generally accepted accounting principles which shall be consistently applied. Notwithstanding any other provision herein to the contrary, it is agreed that in the event the Building is not fully occupied during any year of the term of this Lease at Lessor's option, an adjustment shall be made in computing the Building Operating Expenses for such year so that the Building Operating Expenses shall be computed for such year as though the Building had been fully occupied during such year.

     5.3 For purposes of this Lease, the term "Normal Building Operating Hours" shall be defined as from 7:00 A.M. to 6:0() P.M. Monday through Friday, and 8:00 A.M. to 12:00 P.M. Saturday, but not on Sundays, New Year's Day, Memorial Day, July 4th, Labor Day, Thanksgiving, Christmas or other bank or legal holidays.


                                   ARTICLE 6
                            Additional Monthly Rent


     6.1 If for the calendar year in which this Lease commences (hereinafter called the "Commencement Year"), or for any subsequent calendar year, the Building Operating Expenses adjusted by computing the Building Operating Expenses as though the Building has been fully occupied during such year exceed the amount provided in Item 6(e) of the Basic Lease Provisions, Lessee agrees to pay Lessor as additional rent, in the manner described in Article 6.2, an amount equal to Lessee's pro rata share of such increase as determined by Lessee's Building Expense Percentage as set forth in Item 5(b) of the Basic Lease Provisions (hereinafter called "Lessee's Building Expense Percentage"), taking into account the actual expenses incurred during the months during the calendar year that Lessee occupied the Leased Premises or this Lease was in effect, whichever occurs first.

     6.2 Lessor shall make a good faith estimate prior to the close of each calendar year whether the actual amounts to be expended for Building Operating Expenses for the next successive calendar year will exceed the amount set forth in Item 6(e) of the Basic Lease Provisions. If Lessor estimates that such an increase will occur, the following provisions shall apply:

     (a) If Lessor estimates that such an increase in Building Operating Expenses will occur with respect to the Commencement Year, Lessor shall deliver to Lessee a written statement setting forth Lessor's good faith estimate of Lessee's pro rata share (determined by Lessee's Building Expense Percentage) of the amount by which the expenditures for Building Operating Expenses for the Commencement Year will exceed the amount for Building Operating Expenses set forth in Item 6(e) of the Basic Lease Provisions, calculated as of the date of Lessee's occupancy of the Leased Premises or the date of commencement of this Lease as set forth in Item 7 of the Basic Lease Provisions, whichever occurs first. For purposes of this Article 6 "Excess Costs" shall mean the amount described in this Article 6.2(a). Beginning with the first calendar month commencing at least thirty (30) days following Lessee's receipt of Lessor's statement, Lessee shall pay as additional monthly rent (herein called "Additional Monthly Rent") on the first day of each calendar month, in advance without demand, a monthly amount equal to one-twelfth (1/12) of Lessee's pro rata share of the estimated Excess Cost for the Commencement Year. Lessee shall pay the Additional Monthly Rent for each succeeding month until Lessee receives a statement from Lessor in accordance with Article 6.2(b) specifying a different amount of Additional Monthly Rent. As soon as practicable following the end of the Commencement Year, Lessor shall submit to Lessee a statement setting forth the exact amount of Lessee's pro rata share of the Excess Cost for the Commencement Year, and the difference, if any, between the amount of Additional Monthly Rent paid by Lessee for estimated Excess Costs for the Commencement Year and the actual amount of Lessee's pro rata share of the Excess Costs for the Commencement Year. To the extent that such amount of Additional Monthly Rent paid by Lessee exceeds the actual amount of Lessee's pro rata share of the Excess Costs for the Commencement Year, Lessor shall credit such excess against the Additional Monthly Rent to be due in the calendar year following the Commencement Yeai. To the extent that the actual amount of Lessee's pro rata share of the Excess Costs for the Commencement Year exceeds such amount of Additional Monthly Rent paid by Lessee, Lessee shall pay such excess in cash within thirty (30) days after receipt of such statemenl from Lessor.

     (b) If Lessor estimates that such an increase in building Operating Expenses will occur with respect to any calendar year subsequent to the Commencement Year (hereinafter called "Subsequent Year"), Lessor shall, prior to January l of such Subsequent Year, or as soon as practicable, deliver to Lessee a written statement setting forth Lessor's good faith estimate of Lessee's pro rata share (determined by Lessee's Building Expense Percentage) of the Excess Costs for such Subsequent Year. Beginning January 1 of such Subsequent Year, Lessee shall pay as Additional Monthly Rent, on the first day of each calendar month, in advance without demand, a monthly amount equal to one-twelfth (1/12) of Lessee's pro rata share of the estimated Excess Costs for such Subsequent Year. Lessee shall pay the Additional Monthly Rent for each succeeding month until Lessee receives a new statement from Lessor in accordance with this
Section 6.2(b) specifying a dlifferent amount of Additional Monthly Rent. As soon as practicable following the end of each Subsequent Year, Lessor shall submit to Lessee a statement setting forth the exact amount of Lessee's pro rata share of the Excess Costs for such Subsequent Year, and the difference, if any, between the amount of Additional Monthly Rent paid by Lessee for estimated Excess Costs for such Subsequent Year and the actual amount of Lessee's pro rata share of the Excess Costs for such Subsequent Year. To the extent that such amount of Additional Monthly Rent paid by Lessee exceeds the actual amount of Lessee's pro rata share of the Excess Costs for such Subsequent Year, Lessor shall er~l* such cxecss-a~mst the Additional Monthly Elent-t~-~ the calendar year following such Subsequent l Year. To the extent that the actual amount of Lessee's pro rata share of the Excess Costs for such Subsequent Year exceeds such amount of Additional Monthly rent paid by Lessee, Lessee shall pay such excess in cash within thirty (30) days after receipt of such statement from Lessor.

     (c) Lessee's covenant to pay its pro rata share of the Excess Costs under this Article 6.2 shall survive the expiration or early termination of this Lease and Lessor shall have the right to retain the Security Deposit, or so much thereof as Lessor deems necessary, to secure payment of Lessee's pro rata share of the Excess Costs for the portion of the final year of this Lease during which Lessee was obligated to pay such Excess Costs. If the final year of this Lease is less than a full calendar year, Lessee's pro rata share of the Excess Costs for such partial year shall be calculated by proportionately reducing the amount of Building Operating Expenses set forth in Item 6(e) of the Basic Lease Provisions, to reflect the number of months in the final calendar year of the term of this Lease, which reduced amount shall then be compared with the actual Building Operation Expenses for said partial year, whether paid or accrued, to determine the amount, if any, of any increases in the actual Building Operating Expenses for such partial year over the proportionately reduced amount of the Building Operating Expenses set forth in Item 6(e) of the Basic Lease Provisions. Tenant shall pay its pro rata share of any such increases within thirty (30) days following receipt of notice thereof.

Lessor shall endeavor to prepare and deliver all statements required under this
Article 6.2 on or before April 1 of the year following the calendar year for which payment of Additional Monthly Rent is required.

     6.3 Lessee at its expense shall have the right at all reasonable times to audit Lessor's books and records relating to the Additional Monthly Rent for the year with respect to which amounts are then due; or, at Lessor's option and in lieu of Tenant's audit rights, Lessor will provide such audit prepared by a certified public accountant.

     6.4 In addition to any Additional Monthly Rent owed or to be owed by Lessee under the provisions of Article 6.1 through Article 6.3, the Base Rental (as defined in Article 3.1) shall he adjusted upward or downward as provided below in this Article 6.4, provided that in no event shall the Base Rental be reduced below the initial Base Rental specified in Article 3.1. Effective as of each anniversary date of the commencement of this Lease, the Base Rental shall be adjusted for the next succeeding twelve (12)-month period in an amount equal to the percentage change in the Revised Consumer Price Index for Urban Wage Earners and Clerical Workers (1967 = 100) (hereinafter called the "Index") published by the Bureau of Labor Statistics of the United States Department of Labor, for Austin, Texas (or Texas if Austin is unavailable) from the closest date of publication of the Index prior to the effective date of such adjustment. Lessor shall furnish Lessee a written statement at least fifteen ( 15) days prior to the effectiveness of such adjustment, wherein the adjusted Base Rental and the calculations used to determine the amount of adjustment shall be set forth. As adjusted, the Base Rental shall be the Base Rental for purposes of
Article 3.1, until the effective date of the next such annual adjustment, anti as used in this Lease, the term "Base Rental" shall mean and refer to the Base Rental specified in Article 3.1, as adjusted by the provisions of this Article
6.4. If publication of the Index shall be discontinued on that portion thereof relating to Austin, Texas (or Texas if Austin is unavailable), the parties hereto shall thereafter accept comparable statistics on the cost of living for the United States, as they shall be computed and published by an agency of the United States government, or by a responsible financial periodical or recognized authority tnen to be selected by Lessor.


                                  ARTICLE 7.
                          Use of the Leased Premises


     7.1 Lessee will use and occupy the Leased Premises only for General Office use and for no other purpose without the prior written consent of Lessor.

     7.2 Lessee shall not use or permit the Leased Premises to be used for any purpose other than that stated in Article 7.1, or make or allow to be made any alterations or physical additions in or to the Leased Premises without the prior written consent of Lessor, which consent may be given subject to such reasonable conditions as Lessor may require or impose. No structural changes to the Leased Premises shall be made or permittecl to be made by Lessee without Lessor's prior written consent, which consent may be withheld by Lessor for any reason. Any and all such alterations, physical additions or improvements shall be made by Lessor and, when made to the Leased Premises, shall at once become the property of Lessor and shall be surrendered to Lessor upon the termination of this Lease by lapse of time or otherwise; provided, however, this Article 7.2 shall not apply to movable equipment or furniture owned by Lessee.

     7.3 Lessee will not use, occupy or permit the use or occupancy of the Leased Premises for any purpose which is, directly or indirectly, forbidden by law, ordinance or governmental or municipal regulation or order, or which may be dangerous to life, limb or property; or permit the maintenance of any public or private nuisance; or do or permit any act or thing which may disturb the quiet enjoyment of any other tenant of the building; or keep any substance or carry on or permit any operation which might emit offensive odors or conditions into other portions of the Building; or use any apparatus which might make undue noise or set up vibrations in the Building; or permit anything to be alone which would increase the fire and extended coverage insurance rate on the Building or contents, and if there is any increase in such rates by reason of the acts of Lessee, then Lessee agrees to pay such increase promptly upon demand therefore by Lessor.


                                  ARTICLE 8.
                          Services Provided by Lessor

     8. I Lessor covenants and agrees with Lessee to use its best efforts to furnish Lessee, at Lessor's expense except as otherwise provided in Article 6 and below in this Article 8, and subject to the Rules and Regulations described in Article 24.1, the following services during the Lease term while Lessee is occupying the Leased Premises:

     (a) Central heating and air conditioning service in season, as reasonably required for comfortable use in occupancy during Normal Building Operating Hours (as defined in Article 5.3). Lessor shall furnish additional central heating and air conditioning service in season required by Lessee for comfortable use in occupancy during other than Normal Building Operating Hours provided that Lessee agrees in advance of the request of such service to reimburse Lessor on demand for all costs of operations attributable to such additional air conditioning and heating service. Whenever machines or equipment which generate heat are used in the Leased Premises and affect temperature otherwise maintained by the Building air conditioning system, Lessor reserves the right to install supplementary air conditioning units in the Leased Premises and the cost of such units as well as the costs of installation, operation and maintenance thereof shall be paid by Lessee to Lessor.

     (b) Electricity as required for building standard fluorescent light fixtures installed by Lessor and electricity as required for incidental office use such as typewriters, voice writers, calculating machines, personal computers and other machines of similar low electrical consumption. Lessee shall bear the utility cost, including, but not limited to, any increased air conditioning costs, occasioned by the use of special lighting in excess of building standard.

     (c) Cold water for drinking, lavatory and toilet purposes drawn through fixtures installed by Lessor in public or common areas and hot water for lavatory purposes from regular Building supply at prevailing temperature.

     (d) Janitor service and supplies in and about the Leased Premises, five (5) nights per week, including such window washing as may be reasonably required, provided, however, that Lessee shall pay, as additional rent, any additional costs attributable to the cleaning of improvements within the Leased Premises other than building standard improvements.

     (e) Automatic passenger elevator(s) in common with other tenants for ingress and egress to and from the Leased Premises, twenty-four (24) hours a day, seven (7) days per week. Freight services in common with other tenants will be provided only at times to be agreed upon by Lessor and Lessee.

     (f) Draperies or other type coverings of exterior and interior windows as determined by Lessor. Lessor reserves the right to install, maintain and operate uniform window coverings in all windows either exterior or interior.

     (g) Maintenance of building standard fluorescent lighting fixtures installed by Lessor and replacement of defective lamps in such fixtures as needed from time to time for efficient operations. Lessee shall be responsible for the cost of maintenance of all non-building standard light fixtures on Tenant's Leased Premises and for providing to Lessor's maintenance personnel necessary replacement bulbs or tubes.

     8.2 If Lessee fails to pay promptly when due any additional rent provided for in Article 8.1, Lessor, upon ten (10) days' written notice, may discontinue furnishing all or any part of the services described in Article 8.1, and no such discontinuance shall be deemed an eviction or disturbance of Lessee's use of the Leased Premises or render Lessor liable for damages or relieve Lessee from any obligation under this Lease.

     8.3 Lessor does not warrant that any service will be free from interruption caused by repairs, renewal, improvements, changes of service, alterations, strikes, lockouts, labor controversies, accidents, inability to obtain fuel or power at a reasonable cost or other causes beyond Lessor's reasonable control. No such interruption shall be deemed an eviction of disturbance of Lessee's use and possession, or a breach by Lessor of its obligations or render Lessor liable for damages, by abatement of rent or otherwise, or relieve Lessee from any obligation under this Lease, provided that Lessor shall exercise due diligence to restore such interrupted service. Should any equipment or machinery break down, or for any cause cease to function properly, Lessor shall use reasonable diligence to repair such equipment or machinery promptly, and so long as Lessor uses reasonable diligence to restore same, Lessee shall have no claim for rebate of rent or damages or other relief on account of any interruption of services resulting therefrom.

     8.4 In the event that Lessor furnishes extra or additional services (over and above those provided for in Article 8.1) in accordance with a prior agreement with Lessee where Lessee agrees to pay for such services, and Lessee fails to pay for such services when payment is due, Lessor shall be entitled, following ten (10) days' written notice to Lessee of such default and in Lessor's sole discretion, to discontinue all such services and all other services provided under this Lease. The money due for extra or additional services shall be deemed additional rent due hereunder, and such additional rent shall be subject to all of the provisions in this Lease pertaining to the payment of rental.

     8.5 Notwithstanding any other term or provision of this Lease to the contrary, Lessee shall pay to Lessor, monthly, as billed, such charges as may be separately metered or as Lessor's engineer may compute for any electric services utilized by Lessee at times other than Normal Building Operating Hours.

     8.6 Lessor shall furnish Lessee, free of charge, two (2) keys for each corridor door entering the Leased Premises, and additional keys will be furnished at a charge by Lessor on an order signed by Lessee or Lessee's authorized representative. All such keys shall at all times remain the property of Lessor. No additional locks shall be allowed on any door of the Leased Premises without Lessor's permission, and Lessee shall not make or permit to be made any duplicate keys? except those furnished by Lessor. Upon termination of this Lease, Lessee shall surrender to Lessor all keys of the Leased Premises, and give to Lessor the explanation of the combination of all locks for safes, safe cabinets and vault doors, if any, in the Leased Premises. Lessor shall not be liable to Lessee for losses due to theft, burglary, or for damages alone by unauthorized persons on the Leased Premises.

     8.7 Lessor shall provide and install, at Lessor's cost, all letters or numerals on doors in the Leased Premises; all such letters and numerals shall be in the building standard graphics, and no, others shall be used or permitted on the Leased Premises. Lessor shall provide and install, at Lessor's expense, a listing on the Building Directory Board.


                                  ARTICLE 9.
                            Leasehold Improvements


     9.2 Lessee agrees to meet with a representative of the office design consultant designated by Lessor for the purpose of preparing a detailed floor plan layout, together with detailed working drawings and written instructions (hereinafter called the "Plans"), reflecting the partitions and improvements desired by Lessee in the Leased Premises. The Plans shall be prepared by such office design consultant in confo~mity with the plans and specifications for the Building and shall be approved by Lessee no later than the date set forth in
Item 10 of the Basic Lease Provisions. The cost of preparation of the plans and specifications for building standard items listed on Exhibit "B" hereto shall be borne by Lessor, and the cost of preparation of the plans and specifications for all items in excess of building standard shall be borne by Lessee.

     9.3 Lessor shall partition and prepare the Leased Premises in accordance with the Plans, provided, however, that Lessor shall not be required to install any partitions or improvements which are not in conformity with the plans and specifications for the Building or which arc not in conformity with the plans and specifications for the Building or which are not approved by Lessor's architect, and Lessor shall be required to bear the expense of installing the items listed on Exhibit "B" hereto only to the extent that such items do not exceed the respective allowances indicated on such Exhibit "B". Lessee shall receive credit for any building standard items not used in the improvement of the Leased Premises only if Lessee substitutes upgraded or improved materials for such unused item or items. All installation in excess of the allowances liste~f on such Exhibit "B" shall be for Lessee's account, and Lessee shall pay, as additional rent hereunder, to Lessor an amount equal to Lessor's actual cost of such excess items plus an additional charge of fifteen percent (15%) to cover overhead, promptly upon Lessee's receipt of Lessor's invoice for such amount. Failure by Lessee to pay such sum in full within thirty (30) days after Lessee's receipt of such invoice shall constitute failure to pay rent when due and an event of default by Lessee hereunder, giving rise to all remedies available to Lessor under this Lease and at law for nonpayment of rent.


                                  ARTICLE 10.
                               Quiet Possession


     10.1 Upon payment by Lessee of the rents provided for in this Lease, and upon the observance and performance of all the covenants, terms and conditions on Lessee's part to be observed and performed, Lessee shall peaceably and quietly hold and enjoy the Leased Premises for the term hereby demised, subject, however, to the terms and conditions of this Lease. Lessor shall under no circumstances be held responsible for restriction or disruption of access to the Building from public streets caused by construction work or other actions taken by or on behalf of governmental authorities, or any other cause reasonably beyond Lessor's control, and same shall not constitute a constructive eviction of Lessee or give rise to any right or remedy of Lessee against Lessor of any nature or kind.

                                  ARTICLE 11.
                        Condition of Premises; Repairs

     11.1 Taking possession of the Leased Premises by Lessee shall be conclusive evidence as against Lessee that the Leased Premises were substantially completed and then in good order and in satisfactory condition when possession was so taken. No promises of Lessor to alter, remodel, improve, repair, decorate or clean the Leased Premises or any part thereof have been made, and no representation respecting the condition of the Leased Premises, the Building or the Complex, has been made to Lessee by or on behalf of Lessor except to the extent expressly set forth herein. Except for any damage directly resulting from the negligence of Lessor, Lessee shall at its own expense keep the Leased Premises in good repair and tenantable condition and shall promptly and adequately repair all damage to the Leased Premises, whether or not caused by Lessee or any of its employees, agents, licensees or invitees, including, but not limited to, replacing or repairing all damaged or broken glass, fixtures and appurtenances, under the supervision and with the approval of Lessor and within any reasonable period of time specified by Lessor. If Lessee does not do so promptly and adequately, Lessor may, but need not, make such repairs and replacements and Lessee shall pay Lessor the cost thereof. This Lease does not grant any right to light or air over or about the Leased Premises.

     11.2 Lessor, its officers, agents and representatives, subject to any security regulations imposed by any govermnental authority, shall have the right to enter all parts of the Leased Premises at all reasonable hours to inspect, clean, make repairs, alterations and additions to the Building or the Leased Premises which Lessor may deem necessary or desirable, or to provide any service which Lessor is obligated to furnish to Lessee, and Lessee shall not be entitled to any abatement or reduction of rent by reason thereof. Unless otherwise stipulated in this Lease, Lessor shall not be required to make any improvements or repairs of any kind or character on the Leased Premises during the term of this Lease, except such repairs as may be required for normal maintenance operations. The obligation of Lessor to maintain and repair the Leased Premises shall be limited to building standard items. All work by Lessor shall be diligently performed and conducted so as to minimize any interference with Lessee's normal business operations.


                                  ARTICLE 12.
                          Control of Common Areas and
                     Covered Parking Facilities by Lessor

     12.1 All automobile parking areas, driveways, entrances and exits thereto, and other facilities furnished by Lessor, including, but not limited to, all parking areas, truck ways, loading areas, pedestrian walkways and ramps, landscaped areas, lobbies, stairways and other areas and improvements provided by Lessor for the general use in common of tenants, their officers, agents, employees, invitees, licensees, visitors and customers, shall be at all times subject to the exclusive control and management of Lessor, and Lessor shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to all facilities and areas described in this
Article 12.1. Without limiting the generality of the following provision, Lessor shall have, with respect to such areas and facilities, the right to do any of the following:

facilities;

     (a) To construct, maintain and operate lighting facilities on or in such areas and

     (b) To maintain a clean and neat appearance of such areas and facilities;

     (c) From time to time to change the area, level, location and arrangement of parking areas and other such facilities;

     (d) To restrict parking by and enforce parking charges (by operation of meters or otherwise) to tenants, their officers, agents, invitees, employees, licensees, visitors and customers;

     (e) To close all or any portion of such areas of facilities to such extent as may, in the opinion of Lessor's counsel, be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person or the public therein or to close temporarily all or any portion of the public areas or facilities;

     (f) To discourage non-customer parking;

     (g) To charge a fee for visitor and/or customer parking; and

     (h) To do and perform such other acts in and to such areas and facilities as, in the use of good business judgment, Lessor shall determine to be advisable with a view to the improvement of the convenience and use thereof by tenants, their officers, agents, employees, invitees, visitors, licensees and customers.


                                  ARTICLE 13.
                          Lessor's Casualty Insurance


     13.1 Lessor shall at all times during the term of this Lease maintain a policy or policies of insurance issued by and binding upon some solvent insurance company, insuring the Building and covered parking facilities against loss or damage from the perils which Lessor deems necessary in such amounts as Lessor determines. Lessor shall not be obligated to insure any furniture, equipment, machinery, goods or supplies not covered by this Lease which Lessee may bring or obtain upon the Leased Premises, or any additional improvements which Lessee may construct on the Leased Premises. If the annual premiums charged Lessor for such casualty insurance exceed the standard premium rates because of the extrahazardous nature of Lessee's operation, Lessee shall, upon receipt of appropriate premium invoices, reimburse Lessor for such increases in such premiums. Nothing contained in this Article 13.1, however, shall be construed as permitting Lessee to operate in such a way as to result in any extrahazardous exposure.

                                  ARTICLE 14.
                         Lessor's Liability Insurance


     14.1 Lessor shall maintain a policy or policies of comprehensive general liability insurance issued by and binding upon some solvent insurance company, such insurance to afford such protection as Lessor shall determine in its sole discretion.

                                  ARTICLE 15.
                         Lessee's Liability Insurance


     15.1 Lessee shall, at Lessee's expense, obtain and keep in force during the term of this Lease, a policy of comprellensive general liability insurance in the minimum amount of $1,000,000 combined annual aggregate limits for bodily injury and property damage (with no lower per occurrence limits), insuring Lessee against any liability arising out of the use, occupancy and/or maintenance of the Leased Premises, and naming Lessor as an additional insured. The limit of such insurance shall not, however, limit the liability of Lessee under this Lease. Insurance required under this Article 15.1 shall be with companies acceptable to Lessor and licensed to do business in the State of Texas.

     15.2 Within five (5) days of the earlier to occur of the date on which the Lease commences or the date Lessee takes occupancy of the Leased Premises, Lcssee shall furnish Lessor with a copy of the policy evidencing the insurance required by Article 15.1, or, if Lessor so requests, a copy of the policy. The certificate or the policy, as the case may be, must state that no mod)fication or cancellation of the coverage may be effected without at least fifteen (l5) days' prior written notice to Lessor. If Lessee shall fail to procure and maintain such insurance, Lessor may, but shall not be required to, procure and maintain such insurance at Lessee's sole expense.


                                  ARTICLE 16.
                         Waiver of Subrogation Rights


     16.1 Notwithstanding anything in this Lease to the contrary, Lessor and Lessee each hereby waives any and all rights of recovery, claim, action or cause of action, against the other, its agents, officers or employees, for any loss or damage that may occur to the Leased Premises, or any improvements thereto, or the Building, or any improvements thereto, or any personal property of such party in the Leased Premises or the Building, by reason of fire, the elements, or any other cause which is insured against under the terms of the insurance policies referred to in Articles 13.1, 14.1 and 15.1, regardless of cause or origin, including negligence of the other party hereto, its agents, officers or employees, and covenants that no insurer shall hold any right of subrogation against such other party. Such waiver shall be effective only to the extent that insurance proceeds received pursuant to any such policy fully cover any damage incurred by the injured party. To the extent of any excess, recovery against the other is not hereby waived and released; provided, however, that this Article 16.1 shall be inapplicable only if it would have the effect of invalidating any insurance coverage of Lessor or Lessee.


                                  ARTICLE 17.
                       Damage by Fire or Other Casualty


     17.1 If the Leased Premises should be totally destroyed by fire or other casualty, or if the Leased Premises or the Building should be so badly damaged by such fire or other casualty as to make the Leased Premises untenantable, then, in any such event, Lessor shall have the option to (a) terminate this Lease by written notice delivered to Lessee within thirty (30) days following the event of such damage or destruction, in which event neither party hereto shall thereafter have any further or future obligations hereunder, or (b) continue this Lease in force and effect, in which event Lessor shall promptly and diligently repair and restore the damaged or destroyed improvements to substantially the same condition existing prior to such damage or destruction. For the period beginning on the date that the Leased Premises were rendered untenantable to the date of restoration of the Leased Premises to substantially the same condition existing prior to such damage or destruction, the rental payable hereunder shall be proportionately abated. For purposes of this Article 17.2, "untenantable" shall mean that the Leased Premises have been made unaccessible or unfit, in Lessor's reasonable opinion, for use for the purposes set forth in Article 7.1 as a result of fire or other casualty, and Lessee does not occupy the Leased Premises during normal business hours following such casualty.

     17.2 If the Leased Premises should be damaged by fire or other casualty, but the Leased Premises are not made untenantable, this Lease shall continue in force and effect, and Lessor shall promptly and diligently repair and restore the damaged improvements to substantially the same condition existing prior to such damage; and for the period during which Lessee is deprived of any part of the Leased Premises by reason of such damage and the repair or restoration of the Leased Premises, the rental payable hereunder shall be proportionately abated.

     17.3 If the Building or covered parking structures should be totally or substantially destroyed by fire or other casualty, of if the Building or covered parking structures should be so hadly damaged as to become untenantable in Lessor's reasonable opinion (whether or not the Leased Premises or any portion thereof shall have been damaged), then Lessor may, at Lessor's option, terminate this Lease, and such option to terminate shall be exercised by written notice delivered to Lessee within thirty (30) days following the event of such damage or destruction. If Lessor elects to exercise such option to terminate this Lease, neither party hereto shall thereafter have any further or future obligations hereunder.

     17.4 Lessor's obligation to repair and restore the Leased Premises, the Building or covered parking structures in the event of a fire or other casualty as provided for in this Article 17 shall not require Lessor to expend funds in excess of insurance recoveries made by reason of such fire or other casualty. In the event insurance recoveries are not sufficient to make the repairs and restoration provided for in this Article 17, Lessor may, at Lessor's option, terminate this Lease by written notice to Lessee within thirty (30) days after the casualty. If Lessor elects to exercise such option to terminate this Lease, neither party hereto shall thereafter have any further or future obligations hereunder.

     17.5 In the event this Lease is so terminated as provided for in Article 17.2, 17.4 or 17.5, the rentals payable hereunder shall be adjusted as of the date of such termination, and any rental paid for any period beyond the date of such termination shall be promptly refunded to Lessee.

     17.6 In the event abatement of rentals as provided for in Article 17.2 or
17.3 should occur, it is agreed between Lessee and Lessor that the term of this Lease then in effect shall be extended for an amount of time equal to the period of such rental abatement.

                                 ARTICLE 18.
                           Indemnification of Lessor


     18.1 Lessor shall not be liable for any injury, including death, or damage occurring on or about the Leased Premises or other portion of the Complex unless caused by negligence of Lessor, its agents, representatives, or employees; and Lessee waives and releases all claims against Lessor, its agents, representatives and employees for any injury, including death, or damage, either proximate or remote, occurring on the Leased Premises or other portion of the Complex, through, caused by, or resulting from, without limiting the generality of the following, any repairs, alterations, defects or injuries, in or to the Leased Premises or other portion of the Complex.

     18.2 Lessee agrees to indemnify, defend and hold harmless Lessor from any and all claims and liabilities (including attorney's fees) for injury to persons (including death) or property, including, but not limited to, motor vehicles, occasioned by, resulting from or in any way connected to any act or omission of Lessee, its agents, employees, visitors, patrons, licensees, contractors or invitees occurring in any way upon the Leased Premises, Complex, the Building, parking areas and driveways.

                                  ARTICLE 19.
                   Limitation of Lessor's Personal Liability

     19.1 Lessee specifically agrees to look solely to Lessor's interest in the Building for the recovery of any judgment from Lessor, it being agreed that Lessor shall never be personally liable for any such judgment. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Lessee might otherwise have to obtain injunctive relief against Lessor or Lessor's successors in interest, or any other action not involving the personal liability of Lessor to respond in monetary damages from assets other than Lessor's interest in the Building or any suit or action in connection with enforcement or collection of amounts which may become owing or payable under or on account of insurance maintained by Lessor.


                                  ARTICLE 20.
                          Damage to Lessee's Property


     20.1 All property in, on or about the Leased Premises, the Building or the Complex belonging to Lessee, its agents, representatives, employees, visitors, contractors, patrons or licensees shall be there at the risk of Lessee, and Lessor shall not be liable for, and Lessee agrees to indemnify, defend and hold harmless Lessor from and against any and all claims (including attorney's fees) for damages to, or liabilities resulting from, theft, misappropriation or loss of such property.

                                  ARTICLE 21.
                                 Condemnation


     21.1 If there shall be taken by exercise of the power of eminent domain during the term of the Lease any part of the Leased Premises or the Building, Lessor may elect either to terminate this Lease and all future obligations of the parties hereunder, or to continue this Lease in effect. If Lessor elects to continue the Lease, the rental shall be reduced in proportion to the area of the Leased Premises so taken and Lessor shall repair any damage to the Leased Premises or the Building resulting from such taking. All sums awarded or agreed upon between Lessor and the condemning authority for the taking of the interest of Lessor or Lessee, whether as damages or as compensation, shall be the property of Lessor. If Lessor elects to terminate this Lease, rental shall be payable up to the date that possession is taken by the condemning authority, and Lessor will refund to Lessee any prepaid unaccrued rent less any sum then owing by Lessee to Lessor.

                                  ARTICLE 22.
                             Assignment or Sublease

     22.1 In the event Lessee should desire to assign this Lease or sublet the Leased Premises or any part thereof, Lessee shall give Lessor written notice of such intent, including the name and adclress of the proposed sublessee or assignee and all information concerning the proposed sublease or assignment, at least sixty (60) days in advance of the date on which Lessee clesires to make such sublease or assignment. Lessor shall then have a period of thirty (30) days following receipt of such notice within which to notify Lessee in writing that Lessor elects either (a) to terminate this Lease as to the space so affected as of the date so specified by Lessee in which event Lessee will be relieved of all further obligation hereunder as to such space, or (b) to permit Lessee to assign or sublet such space, subject, however, to subsequent written approval of the proposed assignee or sublessee by Lessor; provided, however, that if the rental rate agreed upon between Lessee and the sublessee is greater than the rental rate that Lessee must pay Lessor, then such excess rental shall be deemed additional rent owed by Lessee to Lessor and shall be paid by

Lessee to Lessor in the same manner that Lessee pays the Base Rental as specified in Article 3; or (c) to refuse to consent to Lessee's assignment or subleasing such space and to continue this Lease in full force and effect as to the entire Leased Premises. If lessor should fail to notify Lessee in writing of such election within such thirty (30) day period, Lessor shall be deemed to have elected option (c) above. If Lessor elects to exercise option (b) above, Lessee agrees to provide at Lessee's expense, direct access from such sublet space to a public corridor of the Building. No assignment or subletting by Lessee shall relieve Lessee of any obligation under this Lease. Any attempted assignment or sublease by Lessee in violation of the terms and covenants of this
Article 22.1 shall be void. Any and all consideration paid to Lessee in connection with any sublease or assignment shall be for Lessor's account and shall be paid over to Lessor by Lessee upon Lessee's receipt thereof.


                                  ARTICLE 23.
                             Assignment by Lessor


     23.1 Lessor shall have the right to transfer and assign, in whole or in part, all its rights and obligation hereunder and in the Complex and property referred to in this Lease, and in such event and upon its transferee's assuming Lessor's obligations hereunder, no further liability or obligation shall thereafter accrue against Lessor under this Lease.


                                  ARTICLE 24.
                             Rules and Regulations


     24.1 Lessee agrees to comply with all reasonable rules and regulations that Lessor may adopt from time to time for operation of the Complex, parking areas and drives and protection and welfare of the Complex and covered parking structures, its tenants, visitors and occupants. Present rules and regulations entitled "Rules and Regulations" are attached to this Lease as Exhibit "C" and are incorporated herein by this reference. Any amendments, mod)fications or additions to such Rules and Regulations shall become a part of this Lease upon delivery of a copy thereof to Lessee in accordance with Article 43.1 of this Lease.

                                  ARTICLE 25.
                           Governmental Regulations


     25.1 Lessee shall, at Lessee's sole cost and expense, comply with all requirements of all county, municipal, state, federal and other applicable governmental authorities, now in force or which may hereafter be in force, pertaining to Lessee's use of the Leased Premises, and shall faithfully observe in the use of the Leased Premises all municipal and county ordinances and state and federal statutes now in force or which may hereafter be in force.


                                  ARTICLE 26.
                           Solicitation of Business


     26.1 Lessee and Lessee's employees, officers, agents, licensees and invitees shall not solicit business in the Building or the Building's parking facilities or common areas or elsewhere within the Complex, nor shall Lessee distribute any handbills or other advertising matter on automobiles parked in the parking facilities or in the common areas.

                                  ARTICLE 27.
                      Taxes on Lessee's Personal Property


     27.1 Lessee shall be responsible for and shall pay before delinquency all municipal, county or state taxes assessed during the term of this Lease against any occupancy interest or personal property of any kind, owned by or placed in, upon or about the Leased Premises by Lessee.


                                  ARTICLE 28.
                            Discharge of All Liens


     28.1 Lessee shall pay promptly all of Tenant's contractors and materialmen, so as to eliminate the possibility of a lien attaching to the Leased Premises or the Complex. Should any such lien notice be made or filed, Lessee shall bond against (in form, amount and content satisfactory to Lessor) or discharge the same within fifteen (15) days after written request by Lessor. In the event of Lessee's failure to do so Lessor may pay the amount thereof and add the cost, including attorney's fees (plus fifteen percent (15%) charge for Lessor's overhead and administrative costs) to the next month's rental due hereunder.


                                  ARTICLE 29.
                                Subordination


     29.1 Lessor and Lessee hereby agree that this Lease shall be and is hereby declared to be subject and subordinate to any first mortgage or first deed of trust now or at any time hereafter covering the Leased Premises, and Lessee agrees to execute an appropriate instrument furnished by Lessor to further effect the subordination of this Lease to any such mortgage. In the event of a foreclosure of the first mortgage or first deed of trust, Lessee agrees to attorn to the mortgagee or its successors in interest upon demand. Lessee hereby appoints Lessor or its successors in interest as its attorney-in-fact to execute any and all documents necessary to effectuate all the provisions of this Article 29.1.

                                  ARTICLE 30.
                              Lessee's Covenants


30.1 Lessee hereby covenants and agrees as follows:

     (a) To pay all rent or other monies as such become due and payable to Lessor under this Lease, at all times and in the manner specified, including, but not limited to, the late charge provided for in Article 3.1, if applicable, and to pay interest on all past due rental amounts and other past due payments at the maximum rate of interest permitted by Article 5069-1.04 of the Texas Revised Civil Statutes, as amended, from due date until paid.

     (b) To permit Lessor to install signs on the interior or exterior of the Building, or change the name of the Building or street address after thirty (30) days' written notice of Lessor's intention to do so.

     (c) To permit Lessor six (6) months prior to the termination of this Lease to show the Leased Premises during business or nonbusiness hours to prospective lessees and to advertise the Leased Premises for rent.

     (d) To surrender and return the Leased Premises and all keys, equipment and fixtures of Lessor in as good condition as when Lessee originally took possession, ordinary wear and tear, fire or other casualty not caused by Lessee's negligence, and natural deterioration alone excepted, promptly at the termination of this Lease by lapse of time or otherwise; provided, however, that all Lessee's fixtures and personal property shall be removed on or prior to the date of termination of this Lease and those fixtures and personal property not removed from the Leased Premises within ten (10) days after date of termination of this Lease shall be conclusively presumed to have been abandoned by Lessee and title thereto shall pass to Lessor under this Lease as a bill of sale.

     (e) Not to advertise the business, profession or activities of Lessee in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining thereto or use the name of the Building for any purpose other than that of the business address of Lessee or use pictures or likenesses of the Building or the Building name in any letterheads, envelopes, circulars, notices, advertisements, containers or wrapping material, without Lessor's prior written consent.

     (f) To conduct its business and control its agents, employees, invitees, customers and visitors in such manner as to not create any nuisance, or interfere with, annoy or disturb any other tenant or Lessor in its operation of the Building.

     (g) Not to permit, erect and/or place drapes, furniture, fixtures, shelving, display cases or tables, lights, signs or advertising devices in front of or in the proximity of interior and exterior windows, glass panels or glass doors providing a view into the interior of the Leased Premises unless same shall have been first approved in writing by Lessor.

     (h) To observe and perform each and all of the terms, provisions and agreements of this Lease to be observed and performed by Lessee.


                                  ARTICLE 31.
                     Default by Lessee; Lessor's Remedies


     31.1 Each of the following acts or omissions of Lessee or occurrences shall constitute an event of default (hereinafter called an "Event of Default"):

     (a) Failure or refusal by Lessee to make the timely and punctual payment of any rent or other sums payable under this Lease when and as the same shall become due and payable, provided that Lessor has given Lessee three (3) days' written notice that such amount is overdue; provided further, however, that once Lessor has given Lessee two (2) such notices during the term of this Lease for any one or more times that any payments are not made when due hereunder, Lessor shall not be required to give further notice or any notice at all with respect to subsequent defaults, and the failure or refusal by Lessee to timely make any payment thereafter due hereunder shall immediately constitute an Event of Default entitling Lessor to pursue its remedies without notice or demand. For purposes of this Lease, Lessor's regular monthly statement shall constitute notice each month that rent or other sums are due and payable hereunder; or

     (b) Abandonment or vacating of the Leased Premises or any significant portion thereof by Lessee, or taking such action as in the reasonable judgment of Lessor evidences an intent to so abandon; or

     (c) The filing or execution or occurrence of a petition in bankruptcy or other insolvency proceeding by or against Lessee; or petition or answer seeking relief under any provision of the Bankruptcy Act; or an assignment for the benefit of creditors or composition; or a petition or other proceeding by or against Lessee for the appointment of a trustee, receiver or liquidator of

Lessee or any of Lessee's property; or a proceeding by any governmental authority for the dissolution or liquidation of Lessee; or

     (d) Any attempt by Lessee to assign or otherwise transfer, sublease or encumber this Lease, or any interest herein, or the occupation or use of the Leased Premises, or any portion thereof, by persons other than Lessee in violation of Article 22.1; or

     (e) Failure by Lessee in the performance or compliance with any of the agreements, terms, covenants or conditions provided in this Lease, other than those referred to in Article 31.1(a) through (ci), for a period of ten (10) days after notice from Lessor to Lessee specifying the items in default; or

     (f) Default by Lessee under any other lease made by Lessee (or any party related to or affiliated with Lessee) for any other space in the Building.

     31.2 This Lease is subject to the limitation that if and whenever any Event of Default shall occur, Lessor may, at its option and without prior verbal or written notice to Lessee, in addition to all other rights and remedies given hereunder or by law or equity, continue this Lease in full force and effect or do any one or more of the following:

     (a) Terminate this Lease, in which event Lessee shall immediately surrender possession of the Leased Premises to Lessor;

     (b) Enter upon and take possession of the Leased Premises and expel or remove Lessee and any other occupant therefrom with or without having terminated the Lease; and/or

     (c) Alter locks and other security devices at the Leased Premises.

     31.3 Exercise by Lessor of any one or more remedies granted under Article
31.2 or otherwise available shall not be deemed to be an acceptance of surrender of the Leased Premises by Lessee. whether by agreement or by operation of law it being understood that such surrender can be effected only by the written agreement of Lessor and Lessee.

     31.4 In the event Lessor elects to terminate the Lease by reason of an Event of Default, then notwithstanding such termination, Lessee shall be liable for and shall pay to Lessor, at Lessor's address as shown in Item 2 of the Basic Lease Provisions, the sum of all rent and other indebtedness accrued to the date of such termination, and all expenses incurred by Lessor as provided in
Article 31.6, plus, as damages, an amount equal to the rental payable hereunder for the remaining portion of the Lease term (had such term not been terminated by Lessor prior to the date of expiration stated in Item 7 of the Basic Lease Provisions), less the fair market rental value of the Leased Premises for the remaining portion of the Lease term, as determined by Lessor. Lessor and Lessee hereby agree that such fair market rental value shall in no event be deemed to exceed fifty percent (50%) of the rental payable hereunder for the remaining portion of the Lease term; provided, however, that in the event Lessor relets or lists the Leased Premises for reletting (including any ongoing general listing with a licensed broker for leasing of space in the Building generally) following a termination of this Lease as a result of a Tenant default, Lessor and Lessee hereby stipulate and agree that the fair market value of the Leased Premises for the period between the date that the Leased Premises are listed as available for lease and the date of judgment in a suit by Landlord herein shall not exceed the lesser of (i) fifty percent (50%) of the rental that would have accrued hereunder for that period, or (ii) the actual amount collected by Lessor as a result of such reletting, if any. The foregoing fifty percent (50%) limitation on the credit for the fair market rental value of the Leased Premises following default shall be limited to situations where termination by Lessor is the result, in whole or in part, of (a) defaults by Lessee in the nature specified in Articles 31.1(a), (b), (c), and (d), above (which are hereby stipulated and agreed to go to the essence of this Lease and to be material defaults), and (b) defaults by Lessee under Articles by Lessee under Articles 31.1(e) and (f) only to the extent that the particular default in question under Article 31.1(e) or
(f) is material in the context of the overall agreement of the parties represented by this Lease (provided that a violation of any use restriction contained herein is expressly stipulated to constitute a material default by Lessee).

     31.5 In the event that Lessor elects to repossess the Leased Premises without terminating the Lease, Lessee shall, at Lessor's election, be liable for and shall pay to Lessor at Lessor's address as shown in Item 2 of the Basic Lease Provisions, either of the following: (a) All rent and other indebtedness accrued to the date of such repossession, plus rent required to be paid by Lessee to Lessor during the remainder of the Lease term until the date of expiration of the term as stated in Item 7 of the Basic Lease Provision, diminished by any net sums thereafter received by Lessor through reletting the Leased Premises during such period (after deducting expenses incurred by Lessor as provided in Article 31.6), it being expressly agreed thal re-entry by Lessor will not affect the obligations of Lessee for the unexpired term of the Lease; in no event shall Lessee be entitled to any excess of the rent obtained by reletting over and above the rent herein reserved; and actions to collect amounts due by Lessee as provided in this Article 31.5 may be brought from time to time, on one or more occasions, without the necessity of Lessor's waiting until expiration of the Lease term; or (b) The sum of all rent and other indebtedness accrued to the date of such termination, and all expenses incurred by Lessor as provided in Article 31.6, and, without prior notice to Lessee accelerate and declare immediately due and payable all rentals payable hereunder for the remaining portion of the Lease term (had such term not been terminated by Lessor prior to the date of expiration stated in Item 7 of the Basic Lease Provisions); provided, however, that Lessee shall be entitled to a credit against such accelerated rentals for the fair market rental value of the Leased Premises for the remaining portion of the Lease term, as determined by Lessor. Lessor and Lessee hereby agree that such fair market rental value shall in no event be deemed to exceed fifty percent (50%) of the rental payable hereunder for the remaining portion of the Lease term; provided, however, that in the event Lessor relets or lists the Leased Premises for reletting (including any ongoing general listing with a licensed broker for leasing of space in the Building generally following a termination of this Lease as a result of a Tenant default, Lessor and Lessee hereby stipulate and agree that the fair market value of the Leased Premises for the period between the date that the Leased Premises are listed as available for lease and the date of judgment in a suit by Landlord herein shall not exceed the lesser of (a) fifty percent (50%) of the rental that would have accrued hereunder for that period, or (b) the actual amount collected by Lessor as a result of such reletting, if any. The foregoing fifty percent (50%) limitation on the credit for the fair market rental value of the Leased Premises following default shall be limited to situations where termination by Lessor is the result, in whole or in part, of defaults in the nature of those specified in Article 31.4(a) or (b), above.

     31.6 If an Event of Default occurs, Lessee shall, in addition to all amounts due under Article 31.4 and Article 31.5, he liable for and shall pay to Lessor (to the extent that any such amount is not deducted under Article 31.4 or Article 31.5), at Lessor's address as shown in Item 2 of the Basic Lease Provisions in addition to any sum provided to be paid elsewhere in this Article 31, any and all of the following described amounts:

     (a) Broker's fees payable to Lessor or any affiliates of Lessor or any outside broker incurred in connection with reletting the whole or any part of the Leased Premises;

     (b) The cost of removing and storing Lessee's or other occupant's property;

     (c) The costs of repairing, altering, remodeling or otherwise putting the Leased Premises into a condition acceptable to a new tenant or tenants; and

     (d) All reasonable expenses incurred by Lessor in enforcing Lessor's remedies, including, but not limited to, reasonable attorney's fees (which shall in no event be less than fifteen percent (15%0 of the amount due Lessor). Past due rental amounts, including, but not limited to, Base Rental, Additional
Rent, Additional Monthly Rent, amounts payable in accordance with Article 9.3, all late charges and other past due payments shall bear interest at the maximum rate permitted by Article 5069-1.04 of the Texas Revised Civil Statutes, as amended, from due date until paid.

     31.7 In the event that Lessor is entitled to change the locks at the Leased Premises pursuant to any of the foregoing provisions, Lessee agrees that entry may be gained for that purpose through use of a duplicate or master key or any other peaceable means, that same may be conducted out of the presence of Lessee if Lessor so elects, that no notice shall be required to be posted by the Lessor on any door to the Leased Premises (or elsewhere) disclosing the reason for such action or any other information, and that Lessor shall not be obligated to provide a key to the changed lock to Lessee unless Lessee shall have first:

     (1) brought current all payments due to Lessor under this Lease; provided, however, that if Lessor has theretofore formally and permanently repossessed the Leased Premises pursuant to Article 31.2(b) hereof, then Lessor shall be under no obligation to provide a key to the new lock(s) to Lessee regardless of Lessee's payment of past-due rent or other past-due amounts, damages, or any other payments or amounts of any nature or kind whatsoever;

     (2) fully cured and remedied to Lessee's satisfaction all other defaults of Lessee under this Lease (but if such defaults are not subject to cure, such as early abandonment or vacating of the Leased Premises, then Lessor shall not be obligated to provide the new key to Lessee under any circumstances); and

     (3) given Lessor security and assurance reasonably satisfactory to Lessor that Lessee intends to and is able to meet and comply with its future obligations under this Lease, both monetary and non-monetary.

Lessor will, upon written request by Lessee, at Lessor's convenience and upon Lessee's execution and delivery of such waivers and indemnifications as Lessor may require, at Lessor's option either (i) escort Lessee or its specifically authorized employees or agents to the Leased Premises to retrieve personal belongings and effects of Lessee's employees (as opposed to property which is an asset of Lessee or any Guarantor), and property of Lessee that is not subject to the landlord's liens and security interests described in Article 33.1, below, or
(ii) obtain from Lessee

a list of such property described in (i), above, and arrange for such items to be removed from the Leased Premises and made available to Lessee at such place and at such time in or about the premises of the Building as Lessor may designate; provided, however, that if Lessor elects option (ii), then Lessee shall be required to deliver to Lessor such waivers and indemnifications as Lessor may require in connection therewith, and pay in cash in advance to Lessor (A) the estimated costs that Lessor will incur in removing such property form the Leased Premises and making same available to Lessee at the stipulated location, and (B) all moving and/or storage charges theretofore incurred by Lessor with respect to such property. The provisions of this Article 31.7 are intended to override and supersede any conflicting provisions of the Texas Property Code (including, without limitation, Section 92.008 thereof, and any amendments or successor statutes thereto), and of any other law, to the maximum extent permitted by applicable law.

     31.8 In the event of termination or repossession of the Leased Premises for an Event of Default, Lessor shall not have any obligation to relet or attempt to relet the Leased Premises, or any portion thereof, or to collect rental after reletting; but Lessor shall have the option to relet or attempt to relet; and in the event of reletting, Lessor may relet the whole or any portion of the Leased Premises for any period, to any tenant, for any rental, and for any use and purpose.

     31.9 If Lessee should fail to make any payment or cure any default under this Lease within the time period (if any) provided for in Article 31.1, above, Lessor, without being under any obligation to do so and without thereby waiving such default, may make such payment and/or remedy such other default for the account of Lessee (and enter the Leased Premises for such purpose), and thereupon Lessee shall be obligated to, and hereby agrees to, pay Lessor, upon demand, all costs, expenses and disbursements (including, but not limited to, reasonable attorney's fees) incurred by Lessor in taking such remedial action.

     31.10 In the event Lessee makes default in the performance of any of the terms, covenants, agreements or conditions contained in this Lease and Lessor places the enforcement of this Lease, or any part thereof, or the collection of any rent or other amount due, or to become clue hereunder, or recovery of the possession of the Leased Premises in the hands of an attorney or collection agency, or files suit upon this Lease, Lessee agrees to pay Lessor's actual attorney's fees and costs of collection, which shall in no event be less than fifteen percent (15%) of the amount due to Lessor.


                                  ARTICLE 32.
                      Default by Lessor; Lessee's Remedies


     32.1 In the event of any default by Lessor, Lessee's exclusive remedy shall be, subject to the limitation provided in Article l9.l, an action for damages (Lessee hereby waiving the benefit of any laws granting Lessee a lien upon the property of the Lessor and/or upon rent due Lessor), but prior to any such action Lessee shall give Lessor written notice specifying such default with particularity, and Lessor shall thereupon have thirty (30) days (plus such adelitional reasonable period as may be required in the exercise by Lessor of due diligence) in which, to cure any such default. Unless and until Lessor fails to so cure any default after such notice, Lessee shall not have any remedy or cause of action by reason thereof. All obligations of Lessor hereunder will be construed as covenants, not conditions; all such obligations will be binding upon Lessor only during the period of its ownership of the Building and the Complex and not thereafter. Under no circumstances whatsoever shall Lessor ever be liable hereunder for consequential damages or special damages.

     32.2 If the Building and/or the Leased Premises are at any time subject to a mortgage and/or mortgage and deed of trust, then in any instance in which Lessee gives notice to Lessor alleging default by Lessor hereunder, Lessee shall also simultaneously give a copy of such notice to each Lessor's mortgagee (provided that such mortgagee shall have furnished written notice to Lessee of such mortgagee's address), and each Lessor's mortgagee shall have the right (but not the obligation) to cure or remedy such default during the period that it is permitted to Lessor hereunder, plus an additional period of thirty (30) days, and Lessee shall accept such curative or remedial action (if any) taken by Lessor's mortgagee, with the same effect as if such action had been taken by Lessor.

                                  ARTICLE 33.
                                 Lien for Rent


     33.1 In consideration of the mutual benefits arising under this Lease, Lessee and Guarantor(s) hereby grant to Lessor a lien and security interest on all property of Lessee and Guarantor(s) now or hereafter placed in or upon the Leased Premises, and such property shall be and remain subject to such lien and security interest of Lessor for payment of all rent and other sums agreed to be paid by Lessee and Guarantor(s) under or with respect to this Lease. The provisions of this Article 33.1 relating to such lien and security interest shall constitute a security agreement under the Uniform Commercial Code so that Lessor shall have and may enforce a security interest on all property of Lessee and Guarantor(s) now or hereafter placed in or on the Leased Premises, including, but not limited to, all fixtures, machinery, equipment, furnishings and other articles of personal property. All exemption laws are hereby waived by Lessee and Guarantor(s). Lessee and Guarantor(s) shall execute the Uniform Commercial Code Financing Statement attached hereto as Exhibit "E" and incorporated herein by this reference and further agree from time to time hereafter to execute as debtor and deliver to Lessor such additional financing statements as Lessor may request in order that such security interest or interests may be protected pursuant to the Uniform Commercial Code. Lessor may at its election at any time file a copy of this Lease as a financing statement. Lessor, as secured party, shall he entitled to all of the rights and remedies afforded a secured party under the Uniform Commercial Code, including, without limitation, all self-help repossession rights under Section 9.503 of the Texas Uniform Commercial Code, which rights and remedies shall be in addition to and cumulative of the Lessor's liens and rights provided by law or by the other terms and provisions of this Lease.


                                  ARTICLE 34.
                                  Non-Waiver


     34.1 Neither acceptance of rent or any other amount due hereunder by Lessor nor failure to complain of any action, non-action of default of Lessee, whether singular or repetitive, shall constitute a waiver of any of Lessor's rights hereunder. Waiver by Lessor of any right for any Event of Default by Lessee shall not constitute a waiver of any right for either a subsequent default of the same obligation or any other default. No act or thing done by Lessor or its agents or representatives shall be deemed to be an acceptance of surrender of the Leased Premises and no agreement to accept a surrender of the Leased Premises shall be valid unless it is in writing and signed by a duly authorized officer or agent of Lessor.

                                  ARTICLE 35.
                                Prior Occupancy

     35.1 lf Lessee with Lessor's prior written consent shall occupy the Leased Premises prior to the beginning of the Lease term, all provisions of this Lease shall be in full force and effect commencing upon such occupancy, and rent for such period shall be paid by Lessee at the Base Rental rate as specified in
Item 6(a) of the Basic Lease Provisions.

                                  ARTICLE 36.
                                 Holding Over


     36.1 If Lessee should remain in possession of the Leased Premises after the expiration or termination of this Lease, without the execution by Lessor and Lessee of a new lease, then Lessee shall be deemed to be occupying the Leased Premises as a tenant-at-sufferance subject to all the covenants and obligations of this Lease, and shall pay as liquidated damages 125% the amount of the sum of the Base Rental plus the Additional Monthly Rent then in effect for the entire holdover Period. No holding over by Lessee after the term of this Lease, either with or without the consent and acquiescence of Lessor, shal1 operate to extend the Lease for a longer period than one (1) month, and any holding over with the consent of Lessor in writing shall thereafter constitute this Lease a lease from month to month.

                                  ARTICLE 37.
                             Estoppel Certificate


     37.1 Lessee agrees that at any time and from time to time upon not less than ten (l0) days' prior request by Lessor, Lessee shall prepare, execute and deliver to Lessor a statement in writing certifying (a) the date upon which the term of this Lease commences and terminates; (b) the date to which Base Rental and any Additional Monthly Rent has been paid; (c) the amount of any Security Deposit; (d) that Lessee has accepted and is occupying the Leased Premises; (e) that the Lease is in full force and effect and has not been modified or amended;
(f) that all improvements to the Leased Premises have been satisfactorily completed; (g) that there are no defaults of Lessor under the Lease nor any existing condition upon which the giving of notice or lapse of time would constitute a default; (h) that Lessee has not received any concession; (i) that Lessee has received no notice from any insurance company of any defects or inadequacies of the Leased Premises; (j) that Lessee has no options or rights other than as set forth in the Lease; and (k) such other matters which Lessor may reasonably request. If such statement is to be delivered to a purchaser of the Complex, it shall further include the agreement of Lessee to recognize such purchaser as Lessor under the Lease and to thereafter pay rent to such purchaser or its designee in accordance with the terms of this Lease, and Lessee acknowledges that any such purchaser will rely on such statement. Lessee's failure to deliver such statement within such time shall be conclusive upon Lessee that this Lease is in full force and effect without any modification and that there are no defaults. Lessee agrees that the failure to deliver such statement shall be an event of default under this Lease.

                                  ARTICLE 38.
                              Memorandum of Lease


     38.1 Lessee agrees, if so requested by Lessor, at any time to execute a Memorandum of Lease in recordable form setting forth the names of the parties, the term of the Lease (stating declaration of commencement of the Lease term provided for in Article 2.1), and the description of the Leased Premises, which Lessor may record in order to give record notice to third parties of this Lease.

                                  ARTICLE 40.
                    Tender and Delivery of Lease Instrument


     40.1 Submission of this instrument for examination does not constitute an offer, reservation of or option for the Leased Premises. This instrument becomes effective as a lease only upon execution and delivery by both Lessor and Lessee.


                                  ARTICLE 41.
                            Time Is of the Essence


     41.1 In all instances where Lessee is required under the terms of this Lease to pay any sum or do any act at a particular indicated time or within an indicated period, it is understood that time is of the essence.


                                  ARTICLE 42.
            Independent Obligations; Waiver of Implied Warranties


     42.1 LESSEE HEREBY AGREES AS A MATERIAL PART OF THE CONSIDERATION FOR LESSOR'S ENTERING INTO THIS LEASE THAT LESSOR HAS MADE NO WARRANTIES TO LESSEE (OR ANY OF LESSEE'S EMPLOYEES OR AGENTS REGARDING THE CONDITION OF THE LEASED PREMISES, EITHER EXPRESS OR IMPLIED. AND LESSOR HEREBY EXPRESSLY DISCLAIMS ANY WARRANTY (INCLUDING ANY IMPLIED WARRANTY THAT THE LEASED PREMISES ARE SUITABLE FOR LESSEE'S INTENDED USE THEREOF. LESSEE AGREES THAT LESSEE'S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE LEASED PREMISES OR THE PERFORMANCE BY LESSOR OF ITS OBLIGATIONS HEREUNDER, BUT THAT LESSEE WILL CONTINUE TO PAY RENT WHEN DUE HEREUNDER. WITHOUT ABATEMENT SET-OFF OR DEDUCTION NOTWITHSTANDING ANY BREACH OR ALLEGED BREACH BY LESSOR OF ANY OF ITS EXPRESS OBLIGATIONS UNDERTAKEN IN THIS LEASE.


                                  ARTICLE 43.
                                    Notice


     43.1 Any notice which may or shall be given under the terms of this Lease (except for notice of nonpayment of rent under Article 31.1(a) which may be sent by regular mail) shall be in writing and shall be either delivered by hand or sent by United States registered or certified mail, postage prepaid, return receipt requested, for Lessor and Lessee, to the address for notices set forth in Item 2 of the Basic Lease Provisions. Such addresses may be changed from time to time by either party by giving notice as provided above in this Article
43.1. Notice shall be deemed given and received when delivered to the premises of the herein stipulated address of the party (if delivered by hand), or (if sent by mail) on the earlier of (i) actual receipt, or (ii) the third (3rd) business day after deposit with the United States Postal Service. Any notice required of Lessor herein may be given, at Lessor's option, by an attorney engaged by Lessor.

                                  ARTICLE 44.
                                    Brokers


     44.1 Lessee hereby warrants and represents that Lessee has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the broker(s) named in Item 9 of the Basic Lease Provisions, if any, and that Lessee knows of no other real estate broker(s) or agent(s) who is(are) or might be entitled to a commission in connection with this Lease. Lessor agrees to pay all real estate commissions due in connection with this Lease to only such broker(s). Lessee hereby agrees to indemnify, defend and hold harmless Lessor from and against any and all claims and liabilities (including attorney's fees) of any agent, broker, finder or other similar party claiming through Lessee other than the broker(s) named in Item 9 of the Basic Lease Provisions, if any.


                                  ARTICLE 45.
                      Entire Agreement and Binding Effect


     45.1 This Lease and any addenda or exhibits signed or initialed by the parties constitute the entire agreement between Lessor and Lessee and no prior written or prior or contemporaneous oral promises or representations shall be binding. Except as relates to changes in the Rules and Regulations provided for in Article 24.1, this Lease shall not be amended, changed or extended except by written instrument signed by both parties hereto. The provisions of this Lease shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the parties, but this provision shall in no way alter the restrictions set forth in Article 22.1, in connection with assignment and subletting by Lessee.


                                  ARTICLE 46.
                                   Authority


     46.1 The parties to this Lease warrant and represent to one another that each has the power and authority to enter into this Lease in the name, title and capacity herein stated and on behalf of any entity, person, or firm represented or purported to be represented by such person, and that all formal requirements necessary or required by any state and/or federal law in order for each to enter into this Lease have been fully complied with. If Lessee is a corporation, Lessee shall be required to deliver to Lessor contemporaneously with the execution of this Lease a certified Board of Directors' resolution ev~dencing the authority of Lessee and the individual executing this Lease on behalf of Lessee to enter into this Lease and perform Lessee's obligations hereunder.

                                  ARTICLE 47.
                            Law Governing of Texas.


     47.1 This Lease shall be governed and construed in accordance with the laws of the State

                                  ARTICLE 48.
                                  Terminology


     48.1 Whenever required by the context, as used in this Lease, the singular number shall include the plural, and the masculine gender shall include the feminine and the neuter. Titles of Articles are for convenience only, and shall neither limit nor amplify the provisions of this Lease. Any reference to an "Article" in this Lease shall be to provisions of this Lease, unless expressly provided to the contrary.

                                  ARTICLE 49.
                                 Severability


     49.1 This Lease is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations of the State of Texas. If any provision of this Lease, or the application thereto to any person or circumstance, shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Lease and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent pennitted by law.

     NOTICE: NO PERSON OTHER THAN THE INDIVIDUAL SIGNING BELOW AS THE AUTHORIZED REPRESENTATIVE OF LESSOR MAY BIND THE LESSOR TO ANY AGREEMENT WHATSOEVER, AND ANY ORAL OR VERBAL REPRESENTATIONS, STATEMENTS, OR AGREEMENTS OF ANY OTHER PERSON (REGARDLESS OF WHETHER PURPORTING TO REPRESENT OR APPARENTLY REPRESENTING THE LESSOR) SHALL NOT BE BINDING ON LESSOR UNLESS EXPRESSLY CONTAINED IN THIS LEASE.

     EXECUTED in multiple counterparts, each of which shall have the force and effect of an original, as of the date and year first set forth above.

LESSOR :

/s/John H. Crutchfield
Title: Gen Partner
Date: August 22, 1996

LESSEE:

Metrowerks Corporation

/s/ Jim Welch
(Print Name)
Title: CFO -VP Finance
Date: August 22, 1996


                                  EXHIBIT "C"
                             Rules and Regulation


    The following Rules and Regulations, hereby accepted by, LESSEE, are prescribed by LESSOR in order to provide and maintain, to the best of LESSOR'S ability, orderly, clean and desirable premises, building and garage facilities for the tenants therein, to assure security for the protection of LESSEE, so far as reasonably possible, and to regulate conduct in and use of the Leased Premises, the Building and garage facilities in such manner as to minimiize interference by others in the proper use of the Leased Premises by LESSEE:

    1. LESSEE, its agents, representatives and employees shall not block or obstruct any of the entries, passages, doors, elevators, elevator doors, hallways or stairways of the Building or garage, or place, empty or throw any rubbish, litter, trash or material of any nature into such areas, or permit such areas to be used at any time except for ingress or egress of LESSEE, its agents, representatives, employees, visitors or invitees.

    2, The movement of furniture, equipment, merchandise or materials within, into or out of the Building or garage facilities shall be restricted to time, method and routing of movement as determined by LESSOR upon request from LESSEE and LESSEE shall assume all liability and risk to property, the Leased Premises and the Building in such movement. Safes and other heavy equipment shall be moved into the Building and the Leased Premises only with LESSOR's written consent and placed where directed by LESSOR.

    3. No sign, door plaque, advertisement or notice shall be displayed, painted or affixed by LESSEE, its agents, representatives or employees in or on any part of the outside or inside of the building, garage facilities or the Leased Premises without the prior written consent of LESSOR and then only such color, size, character, style and material and in such places as shall be approved and designated in writing by LESSOR. Signs on doors and entrances to the Leased Premises shall be placed thereon hy a contractor designated by LESSOR.

    4. LESSOR shall maintain an alphabetical Directory Board on the ground floor lobby of the Building containing name of LESSEE and make revisions from time to time as required.

    5. LESSOR shall not be responsible for lost or stolen personal property, equipment, money or any article taken from the Leased Premises, the Building or garage facilities regardless of how or when any such loss occurs.

    6. LESSEE, its agents, representatives and employees shall not install or operate any refrigerating, heating or air conditioning apparatus or carry on any mechanical operation or bring into the Leased Premises, the Building or the garage facilities any flammable fluids or explosives without the prior written consent of LESSOR.

    7. LESSEE, its agents, representatives or employees shall not use the Building, the Leased Premises or the garage facilities for housing, lodging or sleeping purposes, or for the cooking or preparation of food without the prior written consent of LESSOR.

    8. LESSEE, its agents, representatives or employees shall not bring into the garage facilities, the Building or the Leased Premises or keep on the Leased Premises any dog, bird or animal. LESSEE, its agents, representatives or employees shall not bring into the garage facilities or the Building or keep on the Leased Premises any bicycle or other vehicle without the prior written consent of LESSOR.

    9. No additional locks shall be placed on any door in the Bui]ding without the prior written consent of LESSOR. LESSOR shall furnish two(2) keys to each lock on corridor doors in the Leased Premises and LESSOR, upon request of LESSEE, shall provide additional duplicate keys at LESSEE's expense. LESSOR may at all times keep a passkey to the Leased Premises. All keys shall be returned to LESSOR promptly upon termination of this Lease.

    10. LESSEE, its agents, representatives or employees shall do no painting or decorating in the Leased Premises; or mark, paint or cut into, drive nails or screw into or any way deface any part of the Leased Premises or the Building without the prior written consent of LESSOR. If LESSEE desires signal, communication, alarm or other utility or service connection installed or changed, such work shall be done at expense of LESSEE, with the approval and under the direction of LESSOR.

    11. LESSOR reserves the right to close the Building at 7:00 p.m. subject, however, to LESSEE's right to admittance under regulations prescribed by LESSOR, to require all persons entering the Building after 6:00 p.m. to identify themselves to a watchman and establish their right to enter or leave the Building; and to have access to all mail chutes according to rules of the United States Postal Service.

    12. LESSEE, its agents, representatives and employees shall not permit the operation of any musical or sound producing instrument or any type of instrument or device which may be heard outside the Leased Premlses, the Building or the garage facilities, or which may emanate electrical waves which will impair radio or television broadcasting or reception from or in the Building

    13. LESSEE, its agents, representatives and employees shall, before leaving the Leased Premises unattended, close and lock all doors and shut off all utilities; damage resulting from failure to do so shall be paid by LESSEE.

    14. All plate and other glass now in the Leased Premises which is broken through cause attributable to LESSEE, its agents, representatives or employees, shall be replaced by LESSOR at the expense of LESSEE.

    15. LESSEE shall give LESSOR prompt notice of all accidents to or defects in air conditioning equipment, plumbing, electric facilities or any part or appurtenance of the Leased Premises.

    16. In the event LESSEE is expressly granted rights and/or privileges in and to parking areas or facilities under this Lease, the following shall apply:
LESSEE and LESSEE's employees shall park their cars only in those portions of the parking garage and areas that are from time to time designated for that purpose by LESSOR. LESSOR shall have the right from time to time to relocate parking areas for use by LESSEE, its officers, agents, employees, invitees, licensees and customers. LESSEE shall furnish LESSOR in writing, the make, model, color and state automobile license number (automobile license numbers to be submitted on a yearly basis) assigned to LESSEE's car or cars and cars of LESSEE's employees, agents and licensees within ten(10) days after taking possession of the Leased Premises and shall thereafter notify LESSOR in writing of any changes thereof, including, but not limited to, the dismissal and/or addition of employees, agents and/or licensees within five(5) days after such changes occur. In the event LESSEE, its employees, agents and/or licensees fail to park their cars in the parking areas so designated from time to time by LESSOR, then LESSOR at its option shall have the right to charge LESSEE $10 per car per day parked in any area other than that so designated and/or tow such vehicle away at LESSEE's cost and expense. In the event LESSOR should exercise such option, the money due LESSOR under the provisions of this Paragraph 16 shall be deemed additional rental due under the Lease and such amount shall be subject to all of those provisions ln this Lease pertaining to the payment of rental.

    17. The plumbing facilities shall not be used for any other purpose than that for which they are constructed, and no foreign substance of any kind shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from a violation of this provision by LESSEE or its employees, agents or invitees shall be borne by LESSEE.

                                   C-2 of 3


    18. All contractors and/or technicians performing work for LESSEE within the Building or garage facilities shall be referred to LESSOR for approval before performing such work. This provision, shall apply to all work including, but not limited to, installation of telephones, telephone equipment, electrical devices and attachments and all installations affecting floors, walls, windows, doors, ceilings, equipment or any other physical feature of the Building. None of such work shall be done by LESSEE without LESSOR's prior written approval.

    19. Should LESSEE desire to place in the Building or garage facilities any unusually heavy equipment, including but not limited to, 1arge files, safes and electronic data processing equipment, LESSEE: shall first obtain written approval of LESSOR for the use of the Building elevators and of the proposed location in which such equipment is to be installed. Maximum live floor loads (excluding partitioning only) shall not exceed fifty(50) pounds per square foot.

    20. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules without the prior written consent of LESSOR.

    21. No space in the Building or garage facilities shall be used for manufacturing, public sales, for the storage of merchandise, or for the sale of merchandise, goods or property of any kind or auction.

    22. Canvassing, soliciting and peddling in the Building or garage facilities is prohibited and each LESSEE shall cooperate to prevent the same.

    23. There shall not be used in any space, or in the public halls of any Building, either by any LESSEE or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

    24. LESSEE shall not permit any portion of tile Leased Premises to be used as an office for a public stenographer or typewriter, for the sale of food, drink, liquor or tobacco, for barber or manicure shop, for retail sales to the general public, for an employment bureau, or for auctions or sales of personal property and channels.

    25. No person or contractor not employed by LESSOR shall be used to perform janitor work, window washing, cleaning, decorating, repair or other work in the Leased Premises. LESSOR's janitors shall not be hindered by LESSEE after 5:30 p.m.

    26. In the event LESSEE must dispose of crates, boxes or other articles which will not fit into office wastepaper baskets, it shall be the responsibility of LESSEE to dispose of such articles. In no event sha11 LESSEE SET SUCH ITEMS in the public hallways or other areas of the building OR GARAGE, EXCEPTING LESSEE'S OWN LEASED PREMISES FOR DISPOSAL.

    27. LESSEE is cautioned in purchasing furniture, that the size is LIMITED to such as can be placed on the elevator and will pass through the DOORS OF THE OFFICES. Large pieces should be made in parts and set up in THE OFFICES. LESSOR RESERVES the right to refuse to allow to be placed in the Building any furniture or fittings of any description which do not comply with the above conditions.

    28. LESSEE shall be responsible for any damage to carpeting and flooring as a result of rust or corrosion of file cabinets, pot holders, roller chairs and metal objects.

Glass panel doors that reflect or adm

    29. Glass panel doors that reflect or admit light into the passageways or into any place in the building shall not be covered or obstructed by LESSEE.

    30, If LESSEE employs laborers or others outside of the building, LESSEE SHALL NOT have such employees paid in the building, but shall arrange to pay their payrolls elsew11ere. JAP:lhd:Y5:04: ll90-01

                                   C-3 of 3